EXHIBIT 10.1

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, as amended, restated, extended or otherwise modified by the parties hereto, their successors and assigns, from time to time, including, without limitation, all exhibits, schedules and attachments hereto ("Agreement"), is made and entered into this 30th day of April, 2004, by and between iGAMES ENTERTAINMENT, INC., a corporation organized and existing under the laws of Nevada with a principal place of business located at 700 S. Henderson Road, Suite 210, King of Prussia, PA 19406, ("iGames"), AVAILABLE MONEY, INC., a Nevada corporation with a principal place of business at 700 S. Henderson Road, Suite 210, King of Prussia, PA 19406 ("Available Money", and collectively with iGames, the "Borrowers") and MERCANTILE CAPITAL, L.P., with offices located at 300 E. Lancaster Ave., Suite 308, Wynnewood, PA 19096-2106 ("Lender").

                                   WITNESSETH:

                                   BACKGROUND

         iGames is engaged in the business of providing check cashing, credit card advances, POS Debit, ATM and related financial and business services in casinos and other business locations (the "Services"). Pursuant to the terms of that certain Loan and Security Agreement between iGames and Lender dated November 26, 2003 (the "Loan Agreement"), Lender made certain loans, advances and extensions of credit to and for the benefit of iGames from time to time up to a limit of $250,000. The loans made under the Loan Agreement are evidenced by a Demand Note dated November 26, 2003 (the "Demand Note", and, collectively with the Loan Agreement, and all related agreements, instruments and documents, the "November 2003 Loan Documents").

         As collateral security for all of iGames' existing and future indebtedness, liabilities and obligations to Lender pursuant to the Loan Agreement, iGames granted to Lender and Lender holds a lien on and security interest in all tangible and intangible assets of iGames. To further induce Lender to extend loans, advances and extensions of credit under the Loan Agreement, Money Centers of America, Inc., a Delaware corporation with a principal place of business at 700 S. Henderson Road, Suite 210, King of Prussia, PA 19406 ("MCA"), guaranteed, as surety, all obligations of iGames to Lender. To further induce Lender to make the loans and advances under the Loan Agreement, iGames pledged to Lender one million shares (1,000,000) of unregistered common stock.

         iGames has acquired Available Money, and in order to provide capital to meet its obligations principally arising out of the acquisition of Available Money, Borrowers have requested that Lender amend the Loan Agreement to extend a twelve (12) month term loan ("Term Loan") to Borrowers. The Term Loan shall be in the amount of Two Million, Fifty Thousand Dollars ($2,050,000.00), and shall be secured by the Collateral, as such term is defined in Section 3 herein. Lender is willing to amend the Loan Agreement to extend the Term Loan upon the terms and conditions hereinafter set forth.

         IN CONSIDERATION of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. All terms defined in Schedule 1 and all other capitalized terms defined in this Agreement, shall have the meanings ascribed to them herein when used in the Loan Documents, unless otherwise defined therein.

2. JOINDER AND ASSUMPTION. Available Money hereby joins in, assumes the Obligations under, and agrees to be bound by all terms, covenants and conditions set forth in the Loan Agreement, the November 2003 Loan Documents and all other documents, agreements and instruments related thereto as if Available Money were an original party to the Loan Agreement and each such document, agreement and instrument. Accordingly, effective immediately, Available Money is a "Borrower" under the Loan Agreement and each of the other November 2003 Loan Documents.

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3. ACKNOWLEDGEMENT OF EXISTING INDEBTEDNESS. Borrowers hereby agree that in addition to all amounts that may be loaned or advanced by Lender to Borrowers hereunder, there remains outstanding and uncollected advances and loans made by Lender, as the case may be, under the Loan Agreement and the Demand Note (the "Outstanding Balance"). Borrowers hereby further acknowledge that Borrowers remain jointly and severally liable for payment in full of the Outstanding Balance, and this Agreement, in addition to securing all amounts advanced hereunder, secures the payment in full of the Outstanding Balance. The Outstanding Balance is hereby part of the Obligations under this Agreement.

4. THE LOAN.

         4.1 The Term Loan. Subject to the terms and limitations hereof, Lender shall advance to Borrowers, and Borrowers shall borrow from Lender, the sum of Two Million Fifty Thousand Dollars ($2,050,000.00).

         4.2 The Term Loan Note. The Term Loan is evidenced by a promissory note (the "Term Loan Note") in the form of Exhibit "B". The Term Loan Note does not supersede or extinguish, and is not in replacement of, the Demand Note, which remains in full force and effect.

         4.3 Disbursement of the Loan. The Lender will credit the proceeds of the Loans to or for the benefit of Borrowers via wire transfer or ACH to such accounts as instructed by Borrowers, except for the payment of amounts due to or for the benefit of Lender hereunder which shall be made directly to Lender.


         4.4 Interest Rates and Payments of Interest. Interest will accrue at the rate of seventeen percent (17%) per annum and shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, on the principal balance of the Loans from time to time outstanding, and shall be payable on the first (1st) day of each month commencing on the first (1st) day of the first month after the Closing Date and continuing on the same day of each month thereafter until all Obligations are satisfied in full.

         4.5 Fees and Expenses. Borrowers hereby agree to pay, at Closing, a facility fee equal to two percent (2%) of the principal amount of the Term Loan (i.e. $41,000.00). The Borrowers shall promptly pay to or on behalf of Lender from time to time the reasonable fees and expenses of Lender's counsel, appraisers, environmental consultants, auditors and other expenses of Lender in connection with this Agreement and the Obligations.

5. COLLATERAL SECURITY.

         5.1 Grant of Security Interests. As security for the timely satisfaction of all Obligations, Borrowers hereby grant Lender a continuing lien on and security interest in and to the Collateral, as defined in Schedule 1 attached hereto, which, together with all of Borrowers' other property of any kind held by Lender, shall stand as one general, continuing collateral security for all Obligations of the Borrowers to Lender and may be retained by Lender until all Obligations have been satisfied in full.

         5.2 Priority of Liens. Lender's Liens in and to the Collateral shall be first and prior Liens to all Liens against the Collateral now existing or hereafter arising ("Lender's Prior Security Interest").

         5.3 Financing Statements. Borrowers hereby: (a) authorize Lender to file any financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Lender as Lender may specify; (b) agree to take such other steps as Lender may direct, including the noting of Lender's lien on the Collateral and on any certificates or documents of title therefor, all to perfect Lender's liens on and security interests in the Collateral; and (c) agree to pay or reimburse Lender for all costs and taxes of filing or recording the same in such public offices as Lender may designate. In addition to the foregoing, and not in limitation thereof, a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. Borrower hereby irrevocably appoints Lender as its attorney-in-fact (without requiring Lender to act as such) to execute any financing statements, including amendments thereto and continuation statements thereof in the name of Borrower, and to perform all other acts and deeds that Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

         5.4 Lender's Special Rights. Lender (through any of its officers, employees, auditors or agents) shall have the right in its sole discretion and without notice to Borrowers at any time or times hereafter to: (a) confirm Payment Receivable balances and verify the validity of Payment Receivables or any other matter relating to any Payment Receivable by mail, telephone, or otherwise, in the name of Borrowers or Lender or any other name Lender

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so chooses; (b) notify all Payment Parties that Lender has a security interest in the Payment Receivables; (c) direct all Payment Parties to make payment to Lender of all Payment Receivables; (d) enforce payment and collect, by legal proceedings or otherwise, any Payment Receivables in the name of Lender; and (e) during Borrower's usual business hours, or during the usual business hours of any third party having control over the Records of Borrower, (i) conduct such audits Lender deems appropriate of Borrower's books and Records, and (ii) inspect and verify Borrower's books and Records in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrowers' financial condition.

         5.5 Insecurity Clause. Borrowers agree that if any of the Collateral shall at any time be insufficient or otherwise unsatisfactory to Lender, Borrowers shall either (a) within five (5) days of notice of such Collateral deficiency, reduce the amount of the outstanding Obligations to an amount such that the value of the Collateral in relation to the outstanding Obligations is satisfactory to Lender, or (b) after such five (5) day period, on demand, forthwith pledge, assign, transfer or grant Lender a continuing lien on and security interest in and to, or deposit with Lender as part of the Collateral, additional property satisfactory to Lender.

6. OTHER PROVISIONS.

         6.1 Collections. Lender may at any time, following an Event of Default, take control of the Collateral, and charge the collection costs and expenses to Borrowers, but, unless and until Lender does so or gives Borrowers other written instructions, the collection of the Collateral shall be in accordance with the terms and conditions of this Agreement. The receipt of any wire transfer of funds, check, or other item of payment by Lender shall be applied to conditionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the Operating Account or unless and until such check or other item of payment is honored when presented for payment.

                  6.1.1 The costs of all collection and enforcement proceedings, including reasonable attorney's fees and out-of-pocket expenses, shall be borne solely by Borrowers whether incurred by Lender or by Borrowers.

         6.2 Power of Attorney. Borrowers hereby irrevocably authorize and empower Lender, grant a power of attorney, coupled with an interest to, and appoint Lender, or any officer, director or employee of Lender, as attorney-in-fact for Borrowers, with full authority for and on behalf of Borrowers, and in their name, place and stead, upon an Event of Default hereunder, to take any action which Borrowers or any officer or director of Borrowers could do if then present, as may, in the opinion of Lender, be necessary or advisable, to: (a) cause any amounts on deposit in any Deposit Account into which amounts of Borrowers related to the provision of Services are deposited with any bank or other depository ("Depository") to be transferred to Lender including, without limitation, the power and authority to sign, seal, execute and deliver for and on behalf of Borrowers, and in their name, place and stead, any agreement, document or instrument of any nature, including, without limitation, any Blocked Account Agreements, deposit agreements, signature cards, corporate resolutions or as may otherwise be required by any Depository at which Borrowers maintain any account of any nature, to cause such Depository to transfer to Lender, all amounts of Borrowers now or hereafter on deposit with such Depository; (b) cause such Depository to provide to Lender all information in possession of such Depository with respect to any accounts of Borrowers, of any nature, on deposit with such Depository, including, without limitation, account balances, account statements, checks, drafts or other items drawn on such account, deposit and withdraw tickets; (c) change the name of any such account to the name of Lender; (d) give orders to any Depository with respect to any such accounts, including, without limitation, orders to transfer the balances in any such accounts to Lender; and (e) take such other action as may in the opinion of Lender, be necessary to cause all accounts now or hereafter on deposit in any such Depository to be transferred to Lender.

                  6.2.1 Upon an event of Default, Borrowers do hereby irrevocably designate, make, constitute and appoint Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrowers' true and lawful attorney in fact (without requiring them to act as such) coupled with an interest, with full power of substitution, hereby ratifying and confirming all acts and deeds in connection herewith, with power, without notice to Borrowers, and at such time or times hereafter as Lender may in its sole election determine, and at Borrowers' expense: (a) to execute in the name of Borrowers any schedules, assignments, instruments, documents, notices, and statements that Borrowers are obligated to give Lender hereunder; (b) to exercise all of Borrowers' rights and remedies with respect to the collection of Collateral; (c) to settle, adjust, compromise, extend or renew any Payment Receivables; (d) to settle, adjust or compromise any legal proceedings brought to collect Payment Receivables; (e) to sell or assign any Payment Receivables upon such terms, for such amounts and at such time or times as Lender

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deems advisable; (f) to discharge and release any Payment Receivables; (g) to take control in any manner of any item of payment or proceeds of Payment Receivables and for this purpose to notify any Payment Party to change the Deposit Account into which payment is made to such Deposit Account as Lender may designate; and (h) to do all other acts necessary or desirable to protect Borrowers' interest in the Payment Receivables.

                  6.2.2 Borrowers release Lender from any and all causes of action or claims which Borrowers may now or hereafter have for any asserted loss or damage to Borrowers claimed to be caused by or arising from: (a) any failure of Lender to protect, enforce or collect in whole or in part any Collateral; (b) Lender's notification to any Payment Parties of Lender's security interests in any of the Payment Receivables; (c) Lender's directing any Payment Parties to pay any sums owing to Borrowers directly to Lender; and (d) any other act or omission to act on the part of Lender and any of its officers, employees or agents designated by Lender except for gross negligence, willful misconduct or conduct in violation of the terms of this Agreement.

         6.3 Depository Account. Borrowers shall establish a commercial checking account (the "Depository Account") for purposes of receiving payment of all Payment Receivables from Payment Parties. Borrowers shall direct all Payment Parties to make payment of Payment Receivables into the Depository Account and Borrowers shall deposit all cash, checks or other funds received into the Depository Account.

         6.4 Cash Collateral. Until such time as the amounts now or hereafter on deposit in any account are delivered to the Lender in accordance with the provisions set forth in this Agreement, such amounts shall be deemed to be held by the Borrowers for the benefit of the Lender in express trust and such amounts together with all amounts now or hereafter on deposit in the Concentration Account shall be deemed to be "Cash Collateral" under Section 363 of the Bankruptcy Code. In the event that either Borrower files a voluntary petition in Bankruptcy or is made subject to any involuntary Bankruptcy proceeding, such Borrower may not use such Cash Collateral without the consent of the Lender and/or an order of any the Bankruptcy Court pursuant to 11 U.S.C. ss. 363(b)(2). The Borrowers hereby waive any right it may have to assert that the Lender's liens on and security interests in and to such amounts and other like Collateral does not constitute Cash Collateral.

         6.5 Additional Deposit Accounts. Except for Deposit Accounts subject to a Blocked Account Agreement, including the Depository Account, Borrower shall not, without the prior written consent of Lender, open or maintain any Deposit Accounts of any nature with any Depository into which any funds related to the Services or the Transactions are deposited.

         6.6 Payments. All payments of interest on and principal of the Loans, all fees and all other sums payable to the Lender hereunder shall be paid directly to the Lender in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. Borrowers shall make each payment hereunder not later than 12:00 p.m., local time, on the day when due, at the office of the Lender at 300 E. Lancaster Avenue, Suite 308, Wynnewood, Pennsylvania 19096-2106. Should any payment of principal or interest or fees become due and payable on a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania, the payment date thereof shall be extended to the next succeeding business day and such extension of time shall in such case be included in computing such interest or fees, as the case may be. Any such payments or prepayments made shall be applied, first to the payment of unpaid costs and charges due including late fees, then to interest due and payable under the Term Loan Note and then to the reduction of the outstanding principal balance thereof. All payments of principal, interest, costs, fees and expenses due to the Lender in connection with this Agreement, the Loan Documents and the Loans shall be made as follows:

                  6.6.1 Unless payments are made in the required amount in immediately available funds at the place where the Term Loan Note is payable, remittances in payment of all or any part of the Obligations shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Term Loan Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrowers) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default (as hereinafter defined).

                  6.6.2 The balance of the Obligations, if any, shall be payable as and when provided in this Agreement or other Loan Documents or in any other agreements relating to such Obligation and, if not specified,

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then on the Term Loan Maturity Date. Unless expressly specified otherwise herein or in other Loan Documents, any of such Obligations not paid when due shall bear interest from the due date until paid at the interest rate specified in Paragraph 2.3 hereof.

                  6.6.3 Anything herein to the contrary notwithstanding, Borrowers hereby authorize Lender, without further order or authorization of Borrowers, to charge any Borrowers' Deposit Account(s) monthly, on the due date therefor, for all payments of principal and interest and all other amounts due hereunder and under the Note. Lender shall notify Borrowers of any charge to Borrowers' account(s) promptly after such charge is made.

         6.7 Statements of Amount Due. At least once each month, Lender shall render to Borrowers a statement of Borrowers' Indebtedness to Lender hereunder plus interest accrued thereon, which statements shall be considered correct and accepted by Borrowers and conclusively binding upon Borrowers unless Borrowers notify Lender to the contrary within ten (10) days from the date such statement is delivered setting forth any error claimed by Borrowers.

         6.8 Increased Costs. If after the date of this Agreement, Lender shall have determined that its costs of agreeing to make, or making, funding or maintaining the Loans or Lender's obligations under this Agreement have increased, then Lender shall so notify Borrowers and within 15 days after receipt of such notice from Lender, Borrowers shall pay to Lender, from time to time as specified by Lender, additional amounts that in the aggregate shall be sufficient to compensate Lender for such increased cost. A certificate as to such increase in costs showing the manner of calculation thereof shall be submitted by Lender to Borrowers and shall, in the absence of manifest error, be conclusive as to the amount thereof. This covenant shall survive the termination of this Agreement and payment of the Term Loan Note.

7. CONDITIONS PRECEDENT.

         Any obligation of Lender to make any of the Loans hereunder is subject to the following conditions precedent:

         7.1 Payments. On or before the Closing Date, Borrowers shall have paid:
(a) the fee described in Paragraph 4.5; (b) all charges, taxes and fees for recording, insurance, title insurance, appraisals, environmental assessments and other items required under this Agreement; and (c) all costs and expenses of Lender in establishing the Loans and perfecting its interest in the Collateral, including, without limitation, the fees and disbursements of Lender's counsel.

         7.2 Documents Required for the Closing. On or before the Closing Date, Borrowers shall have duly delivered to Lender duly executed original counterparts of the following, all in form and content acceptable to Lender:

                  7.2.1 This Agreement;

                  7.2.2 The Term Loan Note;

                  7.2.3 A Perfection Certificate from each Borrower;

                  7.2.4 A Reaffirmation of Obligations from Money Centers of America, Inc.;

                  7.2.5 A Pledge Agreement from Christopher M. Wolfington, pledging the stock of iGames;

                  7.2.6 The UCC-1 financing statements as required by Lender;

                  7.2.7 UCC-3 Termination Statements with respect to any security interest of record in any of the Collateral prior to the date hereof in favor of any Person other than Lender;

                  7.2.8 Blocked Account Agreement for the Depository Account and any other Deposit Accounts of Borrowers;

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                  7.2.9 A certified (as of the date of the Closing) copy of
resolutions of iGames' board of directors authorizing the execution, delivery and performance of this Agreement, the Term Loan Note, the Loan Documents and each other document to be delivered pursuant hereto;

                  7.2.10 A certified (as of the date of the Closing) copy of resolutions of Available Money's board of directors authorizing the execution, delivery and performance of this Agreement, the Term Loan Note, the Loan Documents and each other document to be delivered pursuant hereto

                  7.2.11 A certificate (dated the date of the Closing) of each Borrowers' corporate secretary or other authorized officer as to the incumbency and signatures of the officers of Borrower signing this Agreement, the Term Loan Note, the Loan Documents and each other document to be delivered pursuant hereto;

                  7.2.12 A copy, certified as of the most recent date practicable by the Secretary of the State of each Borrower's state of formation, of each Borrower's certificate of incorporation, together with a certificate (dated the Closing Date) of each Borrower's corporate secretary to the effect that such certificate of incorporation has not been amended since the date of the aforesaid certification;

                  7.2.13 Certificates, as of the most recent dates practicable, of the aforesaid Secretary of State and the Secretary of State of each state in which each Borrower is qualified as a foreign corporation as to the good standing of each Borrower;

                  7.2.14 A certified (as of the date of the Closing) copy of resolutions of each corporate Surety's board of directors authorizing the execution, delivery and performance of the Surety Agreement, the Guarantor Security Agreement, and the Collateral and Loan Document to which it is a party and to be delivered pursuant hereto

                  7.2.15 Stock certificates of iGames, to be delivered by Christopher M. Wolfington;

                  7.2.16 A certified (as of the date of the Closing) copy of resolutions of the boards of directors of each of iGames and MCA authorizing the execution, delivery and performance of the Pledge Agreements and the delivery of stock certificate pursuant thereto;

                  7.2.17 A written opinion of Borrowers' counsel dated the Closing Date and addressed to Lender, containing language substantially in the form of Schedule 3;

                  7.2.18 Lien satisfactions as may be necessary to provide Lender a first Lien on and security interest in the Collateral; and

                  7.2.19 Such other agreements, documents or instruments required by Lender, or its counsel, to evidence the transactions described in this Agreement and perfects the Liens and security interests of Lender in the Collateral.

         7.3 Miscellaneous Conditions.

                  7.3.1 Lender shall have received UCC, Lien, tax, judgment and other searches required by Lender; and

                  7.3.2 Lender shall have received copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Lender on the Collateral and evidence in a form acceptable to the Lender that such Lien constitutes the Lender's Prior Security Interest and is a valid and perfected lien subject only to the Liens set forth on Schedule 2 attached hereto, as approved by Lender ("Permitted Liens").

         7.4 Legal Matters. At the time of Closing and each subsequent disbursement, all legal matters incidental thereto shall be reasonably satisfactory to Lender and its counsel.

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8. REPRESENTATIONS AND WARRANTIES.

         8.1 Corporate Existence, etc. To induce Lender to enter into this Agreement, Borrowers represents and warrants to Lender as follows:

                  8.1.1 Borrowers are duly organized and validly existing, and in good standing under the laws of the State of Nevada and have the lawful power to own, lease, encumber and operate their Assets and properties and to provide the Services, and are duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by them or property owned by them makes such qualification necessary. The addresses of all places of business of Borrowers are as set forth in the Perfection Certificate. Borrowers have no Subsidiaries or other entities constituent of Borrowers, or Affiliates except as described in the Perfection Certificate. Borrowers, except as disclosed to Lender, have not changed their name, been the surviving entity in a merger, acquired any business, or changed its principal executive offices within five (5) years and one (1) month prior to the date hereof;

                  8.1.2 Borrowers have the requisite power and authority, corporate, partnership, limited liability company or otherwise, to enter into and perform this Agreement, the Term Loan Note and the Loan Documents to which each is a party and to incur the Obligations herein and therein provided for and have taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement, the Term Loan Note and the Loan Documents which are duly and validly executed and constitute legal, valid, and binding obligations of Borrowers enforceable in accordance with their respective terms;

                  8.1.3 Borrowers are not in default with respect to any of their existing Indebtedness or under any agreement, commitment, lease, contract, deed of trust, mortgage, note or other Instrument, and the making and performance of this Agreement, the Term Loan Note and the Loan Documents will not immediately, with the passage of time, with the giving of notice or both:
(a) violate the charter, by-laws, partnership agreement, operating agreement, or other organizational documents of Borrowers or, in any material respect, violate any Laws, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Borrowers; or (b) result in a default under any contract, agreement, indenture, note, loan or credit agreement, license, lease or instrument to which Borrower is a party or by which it or its property is bound; or result in the creation or imposition of any security interest in or Lien or encumbrance upon any of the Assets of Borrowers except such as are in favor of Lender;

                  8.1.4 No holder of any Indebtedness of Borrowers has given notice of any asserted default thereunder. No liquidation or dissolution of Borrowers and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to Borrowers or their properties is pending or, to the knowledge of Borrower, threatened against them;

                  8.1.5 Except as described in Schedule 2, there are no pending orders, notices, litigation, actions, claims, suits, proceedings or investigations pending, or, to the knowledge of Borrowers, threatened or reasonably anticipated against or affecting Borrower at law or in equity or before or by any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which may be expected to result in any Material Adverse Change in the business, operations, prospects, properties or Assets (including, without limitation, the Collateral), or condition (financial or otherwise) of Borrowers. There is no judgment, liability or award, which may be expected to result in any Material Adverse Change in the business, operations, prospects, properties or Assets (including, without limitation, the Collateral), or condition (financial or otherwise) of Borrowers. Borrowers are not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, or arbitrator or arbitration panel;

                  8.1.6 Borrowers do not have any direct or contingent liability or Indebtedness known to Borrowers which was not previously disclosed to Lender, nor do Borrowers know of or anticipate any Material Adverse Change in the Assets, liabilities, properties, business, or condition (financial or otherwise) of Borrowers;

                  8.1.7 Borrowers have good and marketable title to the Collateral, subject to no security interest, encumbrance or Lien, or the claim of any third person;

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                  8.1.8 The Financial Statements presented and to be presented to Lender, including any related schedules and notes appended thereto, have been and will be prepared in accordance with GAAP and fully and fairly present in all material respects the financial condition of each Borrower at the dates thereof and the results of operations for the periods covered thereby. There have been no Material Adverse Changes in the financial condition or business of each Borrower from the date such Financial Statements were presented to Lender to the date hereof;

                  8.1.9 As of the date hereof, Borrowers do not have any material Indebtedness of any nature, including, without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements of Borrowers delivered to Lender prior to the date hereof or as disclosed in Schedule 2. Borrower does not know and has no reasonable grounds to know of any basis for the assertion against Borrowers of any material Indebtedness of any nature not fully reflected and reserved against in its Financial Statements;

                  8.1.10 Borrowers have filed or caused to be filed all federal, state and local tax returns and other reports it is required by Law to file prior to the date hereof and which are material to the conduct of its business, and have paid or caused to be paid all taxes, assessments and other governmental charges due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrowers do not have any knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges not provided for on its books and Records;

                  8.1.11 Borrowers have complied in all material respects with all applicable Laws with respect to: (a) any restrictions, specifications or other requirements pertaining to the Services it performs; (b) the conduct of its business and (c) the use, maintenance and operation of the real and personal properties owned or leased by it in the operation of its business; and Borrowers have not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any Law, or of any fact, set of circumstances or condition which, if known to any Governmental Authority would give rise to any such violation of Law;

                  8.1.12 All Permits required under applicable Law for he conduct of Borrowers' business (including without limitation the provision of the Services) have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, or other decision or instrument of any Governmental Authority having jurisdiction over Borrowers, which default would have a Material Adverse Effect on Borrowers.

                  8.1.13 No representation, warranty or statement by Borrowers contained herein or in any certificate or other document furnished pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  8.1.14 No recording, filing, registration, notice or other similar action is required in order to insure the legality, validity, binding effect or enforceability of this Agreement or the Term Loan Note or the other documents and instruments executed hereunder as against all persons, other than such filings as may be required under the UCC to perfect Lender's interest in all Collateral;

                  8.1.15 Except as described on Schedule 2, there are no Liens or security interests in any of the Collateral and Borrowers do not know of any circumstances which might lead to the imposition of any Lien;

                  8.1.16 Borrowers are in compliance in all material respects with all applicable provisions of ERISA;

                  8.1.17 Borrowers do not have any Defined Benefit Pension Plan, as that term is defined in ERISA;

                  8.1.18 Except as disclosed in the Financial Statements, or in the ordinary course of Borrowers' business, no officer of either Borrower, and no other Affiliate of either Borrower is currently a party to any transaction with Borrowers, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of advisory or other services by, rental of real or personal property from, or otherwise requiring payments to, any such officer or Affiliate;

                  8.1.19 No Event of Default has occurred and is continuing or is about to occur;

                  8.1.20 The Obligations and Indebtedness of Borrowers under this Agreement, the Term Loan Note and any other Loan Document are not subordinated in right of payment or otherwise to any other obligation of Borrowers or to the rights of others;

                  8.1.21 Borrowers' federal tax returns for its fiscal year ended 2003 have been filed with the Internal Revenue Service;

                  8.1.22 Borrowers are not party to or bound by any agreement or instrument or subject to any corporate or other restriction the performance or observance of which now has or, as far as Borrowers can reasonably foresee, may have a Material Adverse Effect, financial or otherwise, upon the Collateral or business of Borrowers.

                  8.1.23 All software utilized in the conduct of Borrowers' business has appropriate capabilities and compatibility for operation of Borrowers' business.

                  8.1.24 Borrowers are not now and will not be engaged principally or, as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) or other securities, and no part of the proceeds of the Loans hereunder has been or will be applied for the purpose of purchasing or carrying or trading in any such stock or securities or of refinancing any credit previously extended, or of extending credit to others, for the purpose of purchasing or carrying any such margin stock, margin securities or other securities in contravention of such Regulations.

                  8.1.25 Borrowers do not operate or do business under any assumed, trade or fictitious names except as described in the Perfection Certificate.

         8.2 Solvency. Borrowers have sufficient capital to carry on all businesses and transactions in which it now engages or is about to engage, is solvent and will continue to be solvent after incurring the Loans and creating security interests of Lender in the Collateral.

         8.3 Investment Company. Neither Borrower is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         8.4 Survival. All of the representations and warranties set forth in Paragraph 6.1 shall survive until all Obligations are satisfied in full.

         8.5 Names and addresses of Borrower.

                  8.5.1 The addresses of all places of business of Borrowers and each trade name and trade style utilized by Borrowers and the address related to each such name are as set forth in the Perfection Certificate.

                  8.5.2 The addresses where Borrowers keep the Collateral and its books and Records concerning the Collateral are as set forth in the Perfection Certificate.

9. BORROWERS' COVENANTS.

         9.1 Affirmative Covenants. Borrowers do hereby covenant and agree with Lender that, so long as any of the Obligations remain unsatisfied, they will:

                  9.1.1 Furnish Lender: (a) within twenty (20) days after the close of each monthly accounting period in each fiscal year of Borrower, a balance sheet and income statement of Borrowers as of the end of such monthly accounting period, prepared by the Authorized Financial Officer of Borrowers, all in reasonable detail and subject to year-end adjustments, all prepared in accordance with GAAP, together with such other financial statements prepared by Borrowers for management during such monthly period; (b) within forty-five (45) days after the close of each quarterly accounting period in each fiscal year of Borrowers, Consolidated and consolidating income statements and balance sheets and statements of changes in financial position of Borrowers and their Affiliates, if any, all as of the end of such quarterly period, prepared by the Authorized Financial Officer of Borrowers, all in reasonable detail, and prepared in accordance with GAAP; (c) within ninety (90) days after the close of each fiscal year of Borrowers: (i) Consolidated and consolidating income statements and balance sheets of Borrowers, and their Affiliates, if any, all as of the end of such fiscal year; and (ii) Consolidated and consolidating statement of stockholders' equity and a statement of changes in financial position; all in reasonable detail, including supporting schedules and comments, such annual statements, to be prepared by Robert J. Kratz & Associates, independent public accountants, or ither independent certified public accountants satisfactory to Lender, which shall be accompanied by an unqualified opinion of such accountants, to the effect that the same have been prepared in accordance with GAAP and fairly present the financial condition of Borrowers and the results of its operations as of the relevant dates thereof. Lender shall have the right, from time to time, to discuss Borrowers' financial affairs directly with Borrowers' independent certified public accountants; (d) contemporaneously with each (i) monthly and quarterly report required by the foregoing paragraphs, a certificate of the Authorized Financial Officer of Borrowers, and (ii) year end financial reports required by the foregoing paragraphs, a certificate by Borrowers' independent certified public accountant, in each case stating that the signer of such certificate has individually reviewed the provisions of this Agreement and that a review of the activities of Borrowers during such monthly, quarterly or yearly period, as the case may be, has been made by or under the supervision of the signer of such certificate with a view to determining whether Borrowers have kept, observed, performed and fulfilled all their obligations under this Agreement, and that, to the best of his/her knowledge, Borrowers has observed and performed each and every undertaking contained in this Agreement and is not at the time in default in the observance or performance of any of the terms and conditions hereof or, if Borrowers shall be so in default, specifying all such defaults and events of which he/she may have knowledge and the proposed cure of such defaults; (e) at Lender's request, copies of all receipts, if available or other evidence of the payment, of United States withholding, FICA and other applicable state and local payroll taxes, as such payments are made, and copies of each quarterly, or as otherwise required by the Internal Revenue Service, FICA and FUTA income tax withholding forms filed by Borrowers, and Borrowers hereby acknowledge that Borrowers are responsible for the timely payment, when due, of all such taxes; (f) no later than 12 p.m., Philadelphia time, on each Business Day a "cash roll report" covering the period from the day after the date of the last cash roll report delivered to Lender through the end of the prior day; (g) within five (5) days after the close of each calendar month, and at Lender's reasonable request, an update and list of all changes to the master address list of Borrowers' Payment Parties; (h) within ten (10) days after filing, copies of the federal income tax returns filed (together with all schedules) or extensions requested by Borrower; and (i) such additional financial information regarding Borrower and its operations and financial condition as Lender may, from time to time, reasonably require;

                  9.1.2 Cause the Sureties, if any, to furnish to Lender: (a) not later than ninety (90) days after the close of each calendar year, financial statements of each Surety, in form and content acceptable to Lender; (b) within 10 days of filing, copies of such Surety's federal tax returns (together with all schedules) or extensions requested by such Surety; and (c) such other financial information regarding each Surety as Lender may, from time to time, require;

                  9.1.3 Maintain or cause to be maintained, take out, pay for and keep in effect or cause to be taken out, paid for, and kept in effect, so long as the Obligations remain unsatisfied, such insurance against risks, and coverage against such other hazards, as are customarily insured against by companies in the same or similar business, and such other hazards as Lender may, from time to time reasonably require, all in amounts and with such insurance carriers as may be satisfactory to Lender, and will deliver to Lender, upon their issuance, insurance policies for all insurance then in force.

                  9.1.4 Pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon them or on any of their property or which they are required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on their books; but Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent;

                  9.1.5 [INTENTIONALLY LEFT BLANK]

                  9.1.6 Keep accurate and complete in all material respects, books and Records relating to the Collateral and its business affairs consistent with sound accounting practices; keep complete and accurate Records (including all books of original and final entry, computer programs, software, stored material and data banks associated with or arising out of their business, operations and/or record keeping) and make all necessary entries therein to reflect the transactions and facts giving rise to Collateral, and all payments, debits, credits and adjustments applicable thereto;

                  9.1.7 Use the proceeds of the Term Loan solely for the purposes stated under this Agreement;

                  9.1.8 Maintain financial records in accordance with GAAP and, upon reasonable notice by Lender, permit any authorized representative designated by Lender to visit at reasonable times and inspect any of the Properties of Borrowers (including, without limitation, their books of account, Records, correspondence and other papers and to make extracts therefrom) and to discuss their affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing statements for or on behalf of Borrowers;

                  9.1.9 Maintain their corporate existence in good standing; make no material change in the nature or character of their business and not engage in any business which is materially different from the business in which they are currently engaged; maintain and keep in full force and effect all licenses and Permits necessary to the proper conduct of their business; and operate their business strictly in accordance with applicable Law;

                  9.1.10 Execute such other and further documents as may, from time to time, in the reasonable opinion of Lender or Lender's counsel, be necessary to perfect, confirm, establish, reestablish, continue or complete Lender's security interest in the Collateral and the purposes and intentions of this Agreement, it being the intention of Borrowers to provide hereby a full and absolute warranty of further assurance to Lender. If Borrowers fail to execute any such documents within thirty (30) days of being reasonably requested to do so by Lender, Borrowers hereby appoint Lender or any officer of Lender as Borrowers' attorney-in-fact for purposes of executing such documents in Borrowers' place and stead, which power of attorney shall be considered to be coupled with an interest and irrevocable;

                  9.1.11 Notify Lender immediately of the occurrence of any Event of Default hereunder, under the agreements, documents or instruments, evidencing Loans by Lender to Borrowers or of any fact, condition or event that only with the giving of notice and/or passage of time, or both would become an Event of Default, or of the failure of Borrowers to observe any of their undertakings hereunder;

                  9.1.12 Notify Lender ninety (90) days in advance of any change in the location of any of its places of business or of the establishment of any new or the discontinuance of any existing place of business and furnish to Lender any new or replacement UCC-1 financing statements, duly signed by Borrowers necessary to keep perfected Lender's security interest in the Collateral;

                  9.1.13 Permit Lender, its officers, employees, designees and agents, without hindrance or delay, at such times as Lender deems reasonably appropriate and upon 48 hours prior notice to Borrowers, to have access to, audit, inspect, and make copies of or extracts from all of Borrowers' books and Records including, without limitation, all journals, orders, receipts and correspondence and any other books and Records pertaining to Borrowers' business which Lender may request, wherever located;

                  9.1.14 Cause all Persons to make all such books and Records in their possession available to Lender, its officers, employees, designees and agents. If deemed necessary by Lender, in Lender's sole discretion, upon the occurrence of an Event of Default, Lender may remove them from any Borrower's place of business or any other place where the same may be found for the purposes of examining, auditing or reproducing the same. Any books or Records so removed by Lender shall be returned by Lender as soon as Lender shall have completed its inspection, audit or reproduction thereof, but in no event later than five (5) business days after their removal;

                  9.1.15 Comply with all present and future Laws applicable to them in the operation of their business, and all material agreements to which they are subject, except those with respect to which the failure to do so would not have a Material Adverse Effect on Borrowers;

                  9.1.16 Do all acts and make all such filings as may be necessary to ensure that Borrowers are duly qualified to do business in the State of Nevada and any other states or jurisdictions in which the Borrowers conduct their business;

                  9.1.17 Mark their books and Records concerning Collateral in a manner reasonably satisfactory to Lender to show Lender's security interest therein;

                  9.1.18 Instruct Borrowers' outside computer service company and accountants that Lender is irrevocably empowered to have full access to and to have printouts and all information respecting Borrower's financial records maintained by Borrowers' outside computer service company and/or accountants respecting any and all financial Records now or hereafter maintained by the same on account of Borrowers at Borrowers' expense and Lender will notify Borrowers of any such contact;

                  9.1.19 Execute and deliver to Lender any instrument, document, assignment or other writing which Lender deems necessary or desirable to carry out the terms of this Agreement or to enable Lender to perfect or enforce its Liens and security interests in the Collateral;

                  9.1.20 Pay Lender on demand the cost of collection or enforcement, including reasonable attorney's fees, of all Payment Receivables or other Collateral, if Lender undertakes such collection or enforcement together with all taxes, charges and expenses of any nature paid or incurred by Lender under or with respect to Loans hereunder or any of the Collateral therefor, or Lender may charge any bank account of Borrowers of any nature for such amounts;

                  9.1.21 Indemnify and agree to protect, defend and hold harmless Lender, any entity which "controls" Lender, within the meaning of
Section 15 of the Securities Act of 1933, as amended, or is under common control with Lender and any member, partner, officer, director, official, agent, employee or attorney of Lender, and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Loan Documents or the transactions contemplated herein and therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnified Parties), including, without limitation, (a) any untrue statement of a material fact contained in information submitted to Lender by Borrowers or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (b) the failure of Borrowers to perform any undertakings or obligations herein required to be performed by Borrowers; (c) any breach of any covenant, warranty, representation or other provision of this Agreement or the Loan Documents; (d) any encumbrance or other disposition of any of the Collateral; (e) any alleged violation of any Law by Borrowers; or (f) any claims against Borrowers, any Obligor or Lender asserted by Equitex, Inc., Chex Services, Inc. or any of their respective affiliates. Borrower further agrees to reimburse Lender for all reasonable counsel fees and costs expended or incurred by Lender in connection with the foregoing. This indemnification shall survive for the period of the applicable statute of limitations, the termination of this Agreement.

                  9.1.22 In case any action shall be brought against Lender or any other Indemnified Party in respect to which indemnity may be sought against Borrowers, Lender or such other Indemnified Party shall promptly notify Borrowers and Borrowers shall assume the defense thereof, including the employment of counsel selected by Borrowers and satisfactory to Lender, the payment of all reasonable costs and expenses and the right to negotiate and consent to settlement. The failure of Lender to so notify Borrowers shall not relieve Borrowers of any liability they may have under the foregoing indemnification provisions from any liability which Borrowers may otherwise have to Lender, or any of the other Indemnified Parties, except to the extent materially prejudiced by such delay or failure of notice. In the event that Borrowers shall not be proceeding diligently to defend such claim, Lender shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrowers' sole cost and expense. Borrowers shall not be liable for any settlement of any such action effected without the applicable Person's consent (unless Borrowers fail to defend such claim), but if settled with Borrowers' consent, or if there be a final judgment for the claimant in any such action, Borrowers agrees to indemnify and save harmless Lender from and against any loss or liability by reason of such settlement or judgment; and

         9.2 Negative Covenants. Without the prior written consent of Lender, Borrower shall not:

                  9.2.1 Change their name, their place of business, or, if more than one, chief executive office or their mailing address, organizational identification number, if it has one; change its type of organization, jurisdiction of organization or other legal structure or enter into any merger, consolidation, reorganization or recapitalization;

                  9.2.2 Grant, create, incur or permit to exist any mortgage, pledge, a security interest in or Lien upon, or for any other purpose assign or transfer, either absolutely or as collateral security, any of the Collateral except in favor of Lender;

                  9.2.3 Instruct any Payment Party to make payment except to the Depository Account;

                  9.2.4 Make or furnish Lender any financial statement, representation, warranty, certificate or other document, statement or information that will contain any untrue, incorrect or incomplete statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

                  9.2.5 Directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation G, T, X or U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder;

                  9.2.6 Store, locate, move or relocate all or any portion of the Collateral or the Records related thereto in or to any other location except upon thirty (30) days prior written notice to Lender; or

                  9.2.7 Change their ownership structure or the percentage of ownership interest in Borrowers' stock held by Christopher M. Wolfington, in any material way.

10. DEFAULT.

         10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  10.1.1 Any Obligor shall fail to pay when due, any installment of principal or interest or fee payable hereunder or any Obligation when due;

                  10.1.2 Any Obligor shall fail to observe or perform any other obligation or covenant required to be observed or performed by it hereunder, under any of the Loan Documents, or under any other agreement between any Obligor and Lender or the occurrence of an Event of Default under any other agreement between any Obligor and Lender;

                  10.1.3 Any Obligor shall (a) fail to pay any secured Indebtedness due any third Person and such failure shall continue beyond any applicable grace periods, if such failure to pay results in a Material Adverse Effect; (b) fail to pay any Indebtedness due any third Person and such failure is not cured prior to any acceleration of such Indebtedness by the applicable creditors, whichever is earlier, or the exercise of any remedies permitted under any of the documents evidencing such Indebtedness, if such failure to pay results in a Material Adverse Effect; or (c) any Obligor shall suffer to exist any other event of default under any agreement binding upon any Obligor, if such event of default results in a Material Adverse Effect, provided that the failure of any Individual Surety to pay any non-material consumer debt shall not constitute an Event of Default hereunder, provided further that Obligor shall be entitled to fail to pay Indebtedness which is the subject of a bona fide dispute between such Obligor and the creditor thereof which is being prosecuted diligently by such Obligor;

                  10.1.4 Any Obligor shall make or furnish to Lender any representation, warranty, statement or certificate in connection with this Agreement, the Loan Documents or the Obligations which is not true and correct when made or furnished, or shall be false, incorrect or incomplete when made;

                  10.1.5 Any Obligor shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its creditors;

                  10.1.6 Proceedings in bankruptcy, or for reorganization of any Obligor, or for the readjustment of any of its debts under Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by or against any Obligor and, if commenced against any Obligor, shall not be discharged within thirty (30) days of their commencement;

                  10.1.7 A receiver or trustee shall be appointed for any Obligor or for any substantial part of its Assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Obligor, and such receiver or trustee shall not be discharged within thirty (30) days of its appointment, or any Obligor shall discontinue business or materially change the nature of its business;

                  10.1.8 The entry of any judgment against any Obligor which, if adversely decided, would have a Material Adverse Effect, which remains unsatisfied for thirty (30) days unless being contested by Obligor in good faith with appropriate proceedings and with execution stayed; or a judgment creditor of any Obligor shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help;

                  10.1.9 Any Governmental Authority or instrumentality seizes, appropriates, condemns or occupies all or a substantial part of the Properties of any Obligor or interferes in any substantial manner with the operation of the business of any Obligor;

                  10.1.10 If, in Lender's judgment, the value of the Collateral so substantially deteriorates or diminishes that Lender reasonably deems the Obligations to be inadequately secured, and Obligor neither reduces the amount of the Obligations, nor provides additional Collateral;

                  10.1.11 The validity or enforceability of this Agreement, the Term Loan Note or any of the Loan Documents, shall be contested by any Obligor or any Obligor shall deny that it has any or further liability or obligation hereunder or therewith;

                  10.1.12 The occurrence of any Material Adverse Change in the financial condition of any Obligor;

                  10.1.13 A Change in Control of either Borrower;

                  10.1.14 Any material change in either Borrower's ownership structure or the percentage of Christopher M. Wolfington's ownership interest in either Borrower's stock;

                  10.1.15 Any change in either Borrower's ownership structure resulting from the exercise by Christopher M. Wolfington of any "put", "buyout" or similar rights with respect to the stock of either Borrower;

                  10.1.16 Any default by Borrowers, MCA or Christopher M. Wolfington under their respective agreements with Lender.

         10.2 Acceleration. Immediately and without notice upon the occurrence and during the continuation of any Event of Default, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind; and, notwithstanding any outstanding commitment of Lender to Borrowers to make additional and further Loans to Borrowers, upon the occurrence of any Event of Default, any such commitment shall immediately become null and void and of no force and effect whatsoever.

         10.3 Remedies.

                  10.3.1 After any acceleration due to an Event of Default, interest on the principal balance of the Obligations outstanding from time to time shall accrue and is payable at the interest rate set forth in Schedule 2 attached hereto plus five percent (5%) per annum from the date of such acceleration until all such Obligations are satisfied in full and whether or not any judgment is entered hereon (the sum of both rates, the "Default Rate"). In addition to the rights and remedies given it by this Agreement and the Loan Documents, Lender shall have all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located and Lender may enforce such rights and pursue such remedies without demand of performance and without other notice. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Loan Documents) or demand whatsoever to any Obligor, all of which are hereby expressly waived, and without advertisement, take possession of the Collateral, exercise the Warrant of Attorney contained in Section 9.17 herein, retain all of Borrowers' Records, sell at public or private sale or otherwise realize upon in Pennsylvania, or elsewhere, the whole or, from time to time, any part of the Collateral or any interest which any Obligor may have therein. After deducting from the Proceeds of sale or other disposition of the Collateral all expenses (including all expenses for legal services), Lender shall apply such Proceeds toward the satisfaction of the Obligations. Any remainder of the Proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrowers at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Lender may, to the extent permissible under applicable laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of any Obligor, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon Lender under this paragraph, Lender may, to the full extent permitted by applicable Laws: (a) enter upon the premises of Borrowers, exclude therefrom Borrowers or any Affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so; (b) at Lender's option, use, operate, manage and control the Collateral in any lawful manner; (c) collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and
(d) maintain, repair, renovate, alter or remove the Collateral as Lender may determine in its discretion.

11. MISCELLANEOUS.

         11.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, surety, hypothecation, pledge or security agreement, note, or other evidence of liability held by Lender, and any other agreement between Borrowers and any entity constituent of Borrowers as guarantor or otherwise, and Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing any or all other notes, guaranty, surety, hypothecation, pledge or security agreements in accordance with their respective terms.

         11.2 Term of Agreement. This Agreement shall terminate after payment in full of the Term Loan Note and the discharge of all obligations and undertakings of Borrowers to Lender, whether arising hereunder or otherwise. Lender's agreement hereunder to make the Loans shall terminate on the earliest of: (a) the occurrence of an Event of Default; (b) the Term Loan Maturity Date; or (c) on the date specified in the notice given by Lender pursuant to this Agreement; provided that certain agreements of Borrowers hereunder shall continue in full force and effect beyond the Term Loan Maturity Date or other termination hereof.

                  11.2.1 On the effective termination date of this Agreement, all of the Obligations shall be immediately due and payable. The termination of this Agreement shall not affect the rights, liabilities and obligations of the parties with respect to the Obligations as of the date of termination, or the Collateral which secures and is to secure the Obligations, which Collateral shall remain subject to the liens and security interests granted hereunder until all of the Obligations are satisfied in full. The failure of Lender to enforce any of the terms and provisions hereof or failure to declare default hereunder shall apply only in a particular instance, and shall not operate as a continuing waiver.

         11.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as otherwise stated herein.

         11.4 Stamp or Excise Tax. Should any stamp or excise tax be payable in respect of this Agreement, the Term Loan Note and other documents to be delivered hereunder, or any modification hereof or thereof, Borrowers shall pay the same and shall hold Lender harmless from any and all liabilities with respect to or resulting from any delay in paying or any failure to pay such taxes.

         11.5 Further Assurance. From time to time, Borrowers will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrowers' status and affairs.

         11.6 Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Agreement and the Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and the occurrence and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         11.7 Expenses of Lender. Borrowers will pay all expenses including the fees and expenses of legal counsel for Lender, incurred in connection with the administration, amendment, modification or enforcement of this Agreement and the Loan Documents and the collection or attempted collection of the Obligations, the Term Loan Note and the Collateral.

         11.8 Notice. Any notices or consents required or permitted by this Agreement shall be in writing and shall be delivered in person or sent by first class or certified mail, return receipt requested, postage prepaid, by reputable overnight carrier, or by fax, as follows, unless such address is changed by written notice hereunder:

         If to Borrowers:
         iGAMES ENTERTAINMENT, INC.
         700 S. Henderson Road
         Suite 210
         King of Prussia, PA 19406
         Attention: Christopher M. Wolfington
         Facsimile:  610-922-0338

         If to Lender:
         Mercantile Capital, LP
         300 E. Lancaster Ave., Suite 308
         Wynnewood, PA 19096-2106
         Attn:  Jay M. Starr
         Facsimile:  610-658-1971

                  11.8.1 Notices shall be deemed to have been received if hand delivered, when delivered, if sent by certified mail or first class mail, three
(3) calendar days after the date deposited in the United States Mail, if by overnight courier, on the date scheduled for delivery, and if by fax, when transmitted. Any party may change the name and address of the person to whom notices hereunder are to be sent by giving notice to such other party as specified hereunder.

         11.9 Waiver and Release by Borrowers. To the maximum extent permitted by applicable Laws, Borrowers waive notice after acceleration in the manner herein provided before exercise by Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable laws, or by any agreement with Borrowers, and, except where required hereby or by any applicable laws, notice of any other action taken by Lender; and release Lender and its officers, attorneys, agents and employees from any and all claims for loss or damages caused by any act or omission on the part of any of them except willful misconduct.

         11.10 Applicable Law. The internal laws of the Commonwealth of Pennsylvania shall govern the construction of this Agreement, the Loan Documents and the rights and remedies of the parties hereto, without regard to its conflict of laws principles.

         11.11 Consent to Jurisdiction, Service and Venue. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the Term Loan Note or the Loan Documents, Borrowers hereby irrevocably consents and submits to the jurisdiction and venue any of the Courts of the Commonwealth of Pennsylvania or any Federal court located in the Eastern District of Pennsylvania including, without limitation, the Court of Common Pleas of Montgomery County and the United States District Court for the Eastern District of Pennsylvania, regardless of the convenience of such forum, and Borrowers further agree and consent to accept and acknowledge all service of the process carried out by means of registered mail, return receipt requested in connection with any such matter. The provision of this Section shall not limit or otherwise affect the right of Lender to institute and conduct action in any other appropriate manner, jurisdiction or court.

         11.12 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the parties hereto. Borrowers do not have any right to assign any of its rights or obligations hereunder without the prior written consent of Lender; provided, however, that Lender shall be permitted to assign all of its rights, privileges and obligations hereunder at any time. This Agreement and the Loan Documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

         11.13 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

         11.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         11.15 Seal. This Agreement is intended to take effect as an instrument under seal.

         11.16 Time of the Essence. Time is of the essence in this Agreement.

         11.17 WARRANT OF ATTORNEY. THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED OBLIGORS. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED OBLIGORS, THE UNDERSIGNED OBLIGORS, FOLLOWING CONSULTATION WITH SEPARATE COUNSEL FOR THE UNDERSIGNED OBLIGORS AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS THE UNDERSIGNED OBLIGORS HAVE OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY THE UNDERSIGNED THAT LENDER HAS RELIED ON THIS WARRANT OF ATTORNEY IN ENTERING INTO THIS AGREEMENT AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE UNDERSIGNED OBLIGORS.

         OBLIGORS HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, UPON FIVE (5) DAYS PRIOR WRITTEN NOTICE TO BORROWERS, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST OBLIGORS, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY LENDER TO OBTAIN POSSESSION OF ANY COLLATERAL SECURING THE NOTE OR SECURING ANY OF THE OBLIGATIONS, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT, FOR LIEN PRIORITY PURPOSES, EQUAL TO THE AMOUNT OF SUCH JUDGMENT, PLUS ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, OBLIGORS: (1) WAIVE THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMN THE SAME, AUTHORIZE THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION; (2) WAIVE AND RELEASE ALL RELIEF FROM ALL REDEMPTION, APPRAISEMENT, STAY, EXEMPTION, OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (3) RELEASE ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT BY OR

         ON BEHALF OF LENDER SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST OBLIGORS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS LENDER MAY DEEM NECESSARY AND DESIRABLE, AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT THEREFOR. LENDER MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR PART OF OBLIGORS' OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST OBLIGORS HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON OBLIGORS' BEHALF FOR ANY REASON WHATSOEVER, LENDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST OBLIGORS FOR ANY PART OR ALL OF THE OBLIGATIONS; SUBJECT, HOWEVER, TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY LENDER FOLLOWING ANY PROCEEDING TO OPEN OR STRIKE MAY ONLY BE DONE TO CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS, AND ONLY TO THE EXTENT THAT SUCH ERRORS OR DEFECTS ARE SUBJECT TO CURE IN SUCH LATER PROCEEDINGS.

         11.18 Usury. If the applicable interest rate from time to time shall exceed the maximum rate of interest permitted by applicable law, then the applicable interest rate during such time shall be reduced so as to equal the maximum rate of interest permitted by applicable law, and, in the event a payment is made by Borrowers or received by Lender in excess of the applicable legal limits, the amount of such excess payment shall be credited to the account of Borrowers as a payment of principal.

         11.19 Gender, Etc. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

         11.20 Headings. The Section and subsection headings of this Agreement are for convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

         11.21 Signatures by Facsimile. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereby by such party.

         11.22 WAIVER OF JURY TRIAL. BORROWERS ACKNOWLEDGE AND AGREE THAT (a) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE LENDER, BORROWERS OR ANY OTHER PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF LENDER, BORROWERS OR ANY OTHER PARTY HERETO, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE OTHER DOCUMENTS REQUIRED HEREUNDER OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND BORROWERS WAIVE THE RIGHT TO TRIAL BY JURY; (b) BORROWERS WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (c) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THE LENDER WOULD NOT EXTEND CREDIT TO THE BORROWERS IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        IGAMES ENTERTAINMENT, INC.


                                        By: /s/ Christopher M. Wolfington
                                            -----------------------------
                                            Christopher M. Wolfington
                                            Its: CEO


                                        AVAILABLE MONEY, INC.


                                        By: /s/ Christopher M. Wolfington
                                            -----------------------------
                                            Christopher M. Wolfington
                                            Its: President


                                        MERCANTILE CAPITAL, L.P.


                                        By:
                                            ---------------------
                                            JAY M. STARR, CEO

SURETY(IES) ACKNOWLEDGEMENT:


Money Centers of America, Inc., Surety under a Surety Agreement in favor of Lender dated the 28th day of November 2003, hereby acknowledges receipt of this Agreement and consents to its terms and conditions.

MONEY CENTERS OF AMERICA, INC.


By: /s/ Christopher M. Wolfington
    -----------------------------
    Christopher M. Wolfington, Chairman


Christopher M. Wolfington., Surety under a Surety Agreement in favor of Lender dated the ___th day of April 2004, hereby acknowledges receipt of this Agreement and consents to its terms and conditions.


By: /s/Christopher M. Wolfington
    ----------------------------
    Christopher M. Wolfington


Darlene M. Wolfington., Surety under a Surety Agreement in favor of Lender dated the ___th day of April 2004, hereby acknowledges receipt of this Agreement and consents to its terms and conditions.


By: /s/Darlene M. Wolfington
    ------------------------
    Darlene M. Wolfington

                                   SCHEDULE 1

1) "General Intangibles," "Deposit Accounts," "Payment Intangibles," "Records," and "Proceeds" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code.

2) "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the Borrowers, or any stockholder, partner, owner or member of Borrower or any Person which controls any stockholder, partner, owner or member of the Borrowers. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies or having the ordinary voting power to elect the Board of Directors or other governing body, whether through the ownership of voting securities, by contract, by agreement or otherwise.

3) "Assets" means all assets that should, in accordance with GAAP, consistently applied, be classified as assets on a balance sheet of the Borrower.

4) "Blocked Account Agreement" shall mean an agreement between Borrowers, Lender and Borrowers' bank evidencing Lender's security interest in and control of Borrower's bank account(s).

5) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Pennsylvania are either authorized or required to be and remain closed to the general public.

6) "Change in Control" shall mean the failure of Christopher M. Wolfington to control at least 51% of the capital and voting stock of either Borrower. For purposes hereof, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of Borrower's management or policies, whether through the ownership of securities, by contract or otherwise.

7) "Closing" means the receipt or waiver by Lender of all the agreements, documents and instruments required hereunder in form and content acceptable to Lender, and the satisfaction by Borrowers or waiver or extension by Lender of all or part of the Conditions Precedent set forth in Section 5 hereof. "Closing Date", means the date upon which Lender has elected to make the initial disbursement of the Loan(s) to Borrowers. The Closing Date shall be April 12, 2004, unless otherwise extended by Lender.

8) "COBRA Violations" shall mean a failure by the Borrowers to comply with group health plan continuation coverage requirements of Section 601 et seq. of ERISA.

9) "Collateral" shall mean: All tangible and intangible assets of iGames as previously set forth in the Loan Agreement, and all tangible and intangible assets of Available Money, whether real or personal, of any kind whatsoever without limitation whether now owned or hereafter acquired, together with all replacements therefor and all cash and non-cash Proceeds (including, but without limitation, insurance Proceeds and Proceeds of Proceeds) thereof.

10) "Collateral Documents" means all other agreements, documents or instruments pursuant to which Lender obtains any Lien or other security interest in the Collateral or any other property of Borrowers.

11) "Debt" shall mean all of Borrowers' Liabilities (determined in accordance with GAAP).

12) "Dollars" and "$" means dollars in the lawful currency of the United States.

13) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (together with all rules and regulations promulgated thereunder), as amended, supplemented, replaced, or modified from time to time.

14) "ERISA Affiliate" shall mean, as to Borrowers, any Person (whether or not incorporated), which, together with Borrower, would be treated as a single employer under Section 4001 of ERISA.

15) "Financial Statements" means the consolidated and consolidating balance sheet, statements of income and retained earnings and statements of cash flow of the Borrowers and their Subsidiaries and Affiliates and all other financial statements of Borrowers and their Subsidiaries or Affiliates submitted and to be submitted to Lender hereunder, and in form and content acceptable to Lender.

16) "GAAP" or "generally accepted accounting principles" shall mean generally accepted accounting principles applied on a consistent basis, in accordance with the Statement of Auditing Standards No. 69, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report" (SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Lender may reasonably approve, which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, or, in the event of a material change in any accounting principle from that observed in any previous period, (a) financial reports covering preceding periods during the term of this Agreement are restated to reflect such change and provide a consistent basis for comparison among periods and (b) the financial covenants set forth in herein, if any, shall be adjusted as determined by the Lender to reflect similar performance standards as those measured by the existing covenants using the previously observed accounting principles.

17) "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

18) "Guarantor Security Agreement" means the security agreement entered into by Lender and each corporate Surety to secure such Surety's obligations under the Surety Agreement to guaranty the Obligations hereunder.

19) "Indebtedness" means, as to any Obligor, all Liabilities, indebtedness or obligations of Borrowers to any Person of any kind or nature, now or hereafter arising, due and payable, or to become due and payable, matured or unmatured, liquidated or unliquidated, direct, secondary or contingent, fixed or otherwise, joint or several.

20) "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Government Authority or agency thereof or any court or similar entity established by any thereof.

21) "Liabilities" means all Indebtedness that, in accordance with GAAP, should be classified as liabilities on a balance sheet of Borrower.

22) "Lien" means:

         a) Any interest in real, personal and intangible property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes;

         b) To the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and

         c) Any contingent or other agreement to provide any of the foregoing.

23) "Loan Documents" shall mean this Agreement, the Note, the Collateral Documents, Surety Agreement, Pledge Agreement, Mortgage and/or any deed of trust, mortgage, assignment of lease, note, contract, security instrument, encumbrance, financing statement, certificate, assignment, pledge, report, subordination, conditional sale, other title retention agreement, or other document related to or delivered in connection with the transactions contemplated by this Agreement.

24) "Material Adverse Change" shall mean any changes that could result in a Material Adverse Effect.

25) "Material Adverse Effect" shall mean any set of circumstances or events which

         a) Has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document,

         b) Is or could reasonably be expected to be material and adverse to the properties, Assets, condition (financial or otherwise) or business operations, results of operations of the Borrowers, any Subsidiary or to the prospects of Borrowers, or any Subsidiary,

         c) Impairs materially or could reasonably be expected to impair materially the ability of Borrowers, any Subsidiary to duly and punctually pay or perform its Obligations or

         d) Materially impairs or could reasonably be expected to materially impair the ability of the Lender to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

26) "Mortgage" means the mortgage pursuant to which the Surety grants to Lender a second Lien mortgage on the Surety's principal residence as collateral for the Surety Agreement.

27) "Obligations" means the obligations of any Obligor:

         a) To pay the principal of and all interest on all present and future Loans and advances made hereunder in accordance with the terms hereof or otherwise to or for the benefit of Borrowers and to satisfy all of its other Indebtedness, obligations, liabilities, covenants, duties and Debts to Lender for payment or performance, whether hereunder or otherwise, whether now existing or hereafter incurred or arising, matured or unmatured, due or to become due, absolute, direct or contingent, joint or several, primary or secondary, including any extensions, modifications, renewals thereof and substitutions therefor, whether or not evidenced by any note, agreement or other Instrument or Document, whether arising from an extension of credit, opening of a Letter of Credit, acceptance, loan, guaranty, indemnification, overdraft or otherwise including all Indebtedness, liabilities or obligations arising from any Obligor to others which the Lender may have obtained by purchase, negotiation, discount, assignment or otherwise, including the Outstanding Balance;

         b) To repay to Lender all amounts advanced by Lender hereunder or under the Loan Documents or otherwise on behalf of (or for the benefit of) any Obligor including, without limitation, advances for principal or interest payments to prior or subordinate secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to, maintenance or storage of any of the Collateral; and

         c) To pay all of Lender's expenses and costs including without limitation, all filing, recording and satisfaction fees, or taxes, and the fees and expenses of its counsel in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the documents required hereunder, the perfection or maintenance of Lender's Liens on and security interests in the Collateral, or any proceeding brought or threatened to enforce payment of any of the Obligations referred to in the foregoing.

28) "Obligor" means Borrowers, Surety and any other Person directly or indirectly obligated with respect to the Obligations.

29) "Payment Party" means a bank, financial institution, credit card issuer, debit card issuer or credit/debit card payment processor that is obligated to remit funds to Borrowers with respect to a Transaction or on which a check is drawn.

30) "Payment Receivable" means the amount due from a Payment Party to Borrowers with respect to a Transaction.

31) "Perfection Certificate" means the Perfection Certificate to be completed and delivered by Borrowers prior to Closing in the form of Exhibit "A" attached hereto and made a part hereof with appropriate insertions and signed by an Authorized Financial Officer of Borrower.

32) "Permit" means any permit, license, registration, authorization or other governmental approval required to be obtained and maintained under any Environmental Law or other applicable law, rule or regulation of any Governmental Authority.

33) "Person" means any individual, sole proprietorship, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, limited liability company, court, Governmental Authority, government or political subdivision or agency thereof or any other entity.

34) "Pledge Agreement" means the Stock Pledge Agreement pursuant to which Chris Wolfington pledges to Lender all of the capital stock of iGames.

35) "Records" means correspondence, memoranda, tapes, discs, CD-ROMS, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary, computer, machine or electronic language and the Equipment in which such information is stored or by which it is retrieved.

36) "Subsidiary" shall mean, as to Borrowers, any corporation of which Borrowers directly or indirectly through one or more intermediaries owns or controls at the time (i) at least a majority of the outstanding stock having, under ordinary circumstances (not dependent upon the happening of a contingency), voting power to elect a majority of the board of directors (in the case of a corporation having directors), or (ii) a majority of the voting stock of any corporation not having directors. The term "Subsidiary" shall also mean any general or limited partnership or other entity of which more than fifty percent (50%) of the outstanding partnership interests or ownership interests shall, at the time of determination, be owned, directly or indirectly, through one or more intermediaries, by Borrower.

37) "Surety" or "Sureties" means (i) Christopher M. Wolfington and Darlene M. Wolfington, husband and wife, residing at Two South Winds Lane, Malvern, PA 19355, and (ii) Money Centers of America, Inc., a Delaware corporation.

38) "Surety Agreement" means a duly authorized and executed surety agreement in favor of Lender in form and content of Exhibit "E".

39) "Term Loan Maturity Date" means May 1, 2005, as set forth in the Term Loan Note.

40) "Transaction" shall mean any ATM transaction, credit card advance, debit card advance, check cashing or similar transaction conducted by Borrower in providing Services.

41) "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania or of any other state in which any Collateral is located from time to time, (or any successor statute) the laws of which are required, as a result thereof, to be applied in connection with the perfection of security interest in the Collateral.

42) "Vault Cash" shall mean cash used for purposes of providing Services.

42) Other Definitional Provisions and Interpretive Provisions.

         a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Paragraph, Subparagraph, Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

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         d) The term "including" is not limiting and means "including without limitation."

         e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

         f) Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         g) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

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